Exhibit 16.2

Your Vision Our Focus

June 30, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Impact BioMedical Inc’s statements included under Item 11 on Form S-1 (Registration No. 333-253037) and we agree with such statements insofar as they relate to our firm. With respect to all other matters, we have no basis to agree or disagree with the statements made by the registrant.

Sincerely,

/s/ Turner Stone & Company L.L.P.

Certified Public Accountants Dallas, Texas

Turner, Stone & Company, L.L.P.

Accountants and Consultants

12700 Park Central Drive, Suite 1400

Dallas, Texas 75251

Telephone: 972-239-1660 ⁄ Facsimile: 972-239-1665

Toll Free: 877-853-4195

Web site: turnerstone.com

INTERNATIONAL ASSOCIATION OF ACCOUNTANTS AND AUDITORS